EXHIBIT 99.1



                                                     Contact: John F. Burns, CFO
                                                                    781-505-8106
                                                                 jburns@utix.com
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[Graphic Omitted]


    Experience
-----------------
 Above All Else





FOR IMMEDIATE RELEASE



                UTIX GROUP ANNOUNCES ELECTION OF ROBERT CORLISS
                       TO THE CORPORATE BOARD OF DIRECTORS

   -Successful Retail Experience Will Support Company's Retail Growth Efforts-

BOSTON, MASSACHUSETTS, JANUARY 31, 2005 - Utix Group, Inc., (NASDAQ Bulletin
Board: UTXG) a leading prepaid recreational sports, leisure and entertainment ticket issuer, has appointed Robert (Bob) J. Corliss to its Board of Directors.

As President and CEO of The Athlete's Foot, Bob Corliss is the leader of the world's largest franchisor of athletic footwear. Mr. Corliss joined The Athlete's Foot in 1998, following a career of over 25 years as an executive and entrepreneur in the retail industry. Since Corliss joined Athlete's Foot, the company has enjoyed record growth periods while the entire sporting goods industry has remained a stagnant sector.

Prior to joining The Athlete's Foot, Mr. Corliss was the founder, president and CEO of Infinity Sports, Inc., a manufacturer, distributor and licensor of athletic products primarily under the brand Bike Athletic. Earlier, as President and CEO, his experience includes leading the successful turnaround and eventual sale of Herman's





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Sporting Goods, Inc. At the time, Herman's generated approximately $700 million annual revenue and was the leading sporting goods retailer in the world.

"We are very excited about Bob's decision to join our Corporate Board," says Tony Roth, President and CEO of Utix. His expertise and insight regarding the retail environment as well as marketing lifestyle products to the consumer will certainly prove invaluable as we refine and continue testing our products in the retail channels.

Mr. Corliss is active in the sporting goods industry and serves on the Board of Directors with The American Running Association and the Sporting Goods Manufacturers Association. Additionally, Mr. Corliss serves as a Director and Executive Committee member of the National Retail Federation and Chairman of the National Retail Federation Foundation; a director for The World Federation of the Sporting Goods Industry; is a member of the Professional Advisory Board for St. Jude Children's Research Hospital, and is both an Advisor and Adjunct Professor for Emory University's Goizueta Business School.

                                   About Utix

Utix, formerly Corporate Sports Incentives, was founded in 1986 as a corporate premium gift, incentive and consumer reward company. Based in Burlington, Mass., Utix has successfully marketed its proprietary line of products, including the Universal Ski Ticket(TM), Universal Spa Ticket(TM) anD the Universal Golf Ticket(TM) to the business-to-business industry where the tickets consistently provide enhanced relationships. Utix also offers prepaid experience tickets at nationwide retail outlets, allowing recipients to enjoy a specific experience at the location of their choosing.

                           FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project", "should" and similar expressions are intended to identify forward-looking statements. This press release reflects our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our retail gift card platform and offerings; availability, terms, and deployment of capital; and availability of qualified personnel.

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